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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-191522 on Form S-1 of our report dated March 14, 2014, relating to the consolidated financial statements of PennyMac Financial Services, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the recapitalization and reorganization), appearing in the Annual Report on Form 10-K of PennyMac Financial Services, Inc. for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, CA.
March 14, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM